For Immediate Release

U.S. ENERGY CORP. REPORTS 2012 HIGHLIGHTS AND SELECTED FINANCIAL RESULTS

ANNOUNCES THE INITIAL PRODUCTION RATES FROM TWO BAKKEN AND TWO THREE FORKS FORMATION WELLS

PROVIDES AN OPERATIONAL UPDATE

RIVERTON, Wyoming – March 18, 2013 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), today reported 2012 highlights and selected financial results for the year ended December 31, 2012 and the period subsequent to year end, announced the initial production rates from four wells in the Williston Basin of North Dakota, and provided an operational update.

Selected Highlights for 2012 and Period Subsequent to December 31, 2012

Financial and Operational Results

•	Produced 444,702 BOE, or 1,215 BOE/D during the year from 83 gross (15.05 net) producing wells at December 31, 2012.
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Recognized a company record $32.5 million in oil and gas revenue during 2012, compared to revenues of $31.0 million during 2011.  The $1.5 million increase in revenue is primarily due to higher oil sales volumes in 2012 when compared to 2011.

•	At December 31, 2012, we had $2.8 million in cash and cash equivalents. Our working capital (current assets minus current liabilities) was $12.8 million.
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During the year ended December 31, 2012, we received an average of $2.7 million per month from our producing wells with an average operating cost of $462,000 per month (excluding workover costs) and production taxes of $291,000, for average cash flows of $2.0 million per month from oil and gas production before non-cash depletion expense.

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Excluding the $5.2 million non-cash impairment taken on our oil and gas properties during the period, oil and gas operations produced operating income of $6.9 million during the year ended December 31, 2012 as compared to operating income of $5.4 million during the year ended December 31, 2011.  The increase is primarily due to (a) a $4.4 million increase in oil revenues during 2012 compared to 2011 and (b) $1.1 million lower lease operating expenses in the year ending December 31, 2012 as compared to the prior year.  This increase was partially offset by $896,000 higher depletion expense in 2012 and a $2.8 million decrease in natural gas and natural gas liquids revenues primarily due to production declines from our wells in the Gulf Coast.

Press Release
March 18, 2013

•	At year-end 2012, the Company had estimated proved reserves of 2,913,324 BOE (90% oil and 10% natural gas), with a standardized measure value of $70.1 million and a PV10 of $76.5 million.
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On April 10, 2012, the borrowing base under the Wells Fargo Senior Credit Facility was redetermined and was increased from $28 million to $30 million and the commitment amount increased from $75 million to $100 million.  At December 31, 2012 we had $10 million outstanding under the facility to fund our drilling programs.

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During the year ended December 31, 2012, we recorded a net loss after taxes of $11.2 million as compared to a net loss after taxes of $4.8 million during the same period of 2011.  Earnings before interest, income taxes, depreciation, depletion and amortization, accretion of discount on asset retirement obligations, non-cash impairments, unrealized derivative gains and losses and non-cash stock compensation expense  ("EBITDAX"), which is a non-GAAP performance measure was $13.2 million for the year ended December 31, 2012, an increase of 33.2% from $9.9 million for the same period of 2011.  Please refer to the respective reconciliations in this release for additional information about this measure.

Mount Emmons Molybdenum Project

On October 10, 2012, the Company submitted a Mine Plan of Operations (“MPO”) to the U.S. Forest Service.  At this time, we are continuing work with the U.S. Forest Service in their completeness review of the MPO.  Upon receiving a completeness determination, we expect to enter the National Environmental Protection Act (“NEPA”) review and permitting process.

Acquisitions and Divestitures

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On January 25, 2012 (but effective December 1, 2011), the Company sold an undivided 75% of its undeveloped acreage in the SE HR Prospect and the Yellowstone Prospect to GeoResources, Inc. (56.25%) and Yuma Exploration and Production Company, Inc. (18.75%) for $16.7 million.  Under the terms of the agreement, the Company retained the remaining 25% of its interest in the undeveloped acreage and its original working interest in 8 high interest wells in the SE HR and Yellowstone prospects and two wells drilled with Murex Petroleum Corporation.  Our average working interest in the remaining locations is approximately 8.75% and net revenue interests in new wells after the sale is in the range of 6.7375% to 7.0%, proportionately reduced depending on Zavanna’s actual working interest percentages.

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On June 8, 2012, we sold an undivided 87.5% of our Daniels County, Montana acreage to Greehey & Company Ltd for $3.7 million.  Under the terms of the agreement, we retained a 12.5% working interest in the acreage and reserved overriding royalty interests in leases we owned that had in excess of 81% NRI.  Greehey also committed to drill a vertical test well to depths sufficient to core the Bakken and Three Forks formations on or before December 31, 2015.  We delivered an 80% NRI to the purchaser and a 1% ORRI to a land broker.  We also paid the broker a 10% commission for the cash consideration paid by the purchaser.

Press Release
March 18, 2013

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On September 21, 2012, but effective July 2, 2012, the Company acquired working interests in producing Bakken and Three Forks formation wells and related acreage in McKenzie, Williams and Mountrail Counties, North Dakota.  Under the agreement, the Company acquired working interests in 23 drilling units with an estimated 294,000 BOE in proved reserves for $2.3 million after adjusting for related revenue and operating expenses from the effective date through September 1, 2012.  The Company’s working interest in the drilling units averages 1.45% and ranges from less than 1% to approximately 5%.  All acreage (~400 net acres) is currently held by production and produces approximately 45 BOE/D net to the Company.  On a going forward basis, there is a potential for the Company to participate in an estimated additional 135 gross wells from the Bakken and Three Forks formations combined.

Subsequent Events

•	In January 2013, the Company sold its aircraft hangar and related facilities for $767,000.
•	On March 5, 2013, the Company sold its corporate aircraft for $1.9 million.
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On March 5, 2013 the Company entered into a Purchase and Sale Agreement to sell its Remington Village Apartment Complex located in Gillette, Wyoming for $15.0 million.  The agreement is subject to due diligence, with the transaction anticipated to close on May 6, 2013.

Operations Update

Williston Basin, North Dakota

Initial Production Rates – Producing Wells

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The Bunning 25-36 #1H well was completed in January of 2013.  On January 13, 2013 the well had an early 24-hour flow back rate of 1,988 BOE/D on a 32/64’ restricted choke during the drill out of the plugs.  The initial production rate consisted of approximately 1,750 barrels of oil and 1,430 MCF of natural gas.  The well is a Bakken formation target and the Company has an approximate 7.7% WI and 5.9% NRI in this well.

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The KA Sutton 5300 24-15T well was completed in February of 2013.  On February 2, 2013 the well had an early 24-hour flow back rate of 1,800 BOE/D on a 32/64’ restricted choke during the drill out of the plugs.  The initial production rate consisted of approximately 1,573 barrels of oil and 1,361 MCF of natural gas.  The well is a Three Forks formation target and the Company has an approximate 7.7% WI and 5.9% NRI in this well

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The Browning 28-33 #1H well was completed in February of 2013.  On February 10, 2013 the well had an early 24-hour flow back rate of 1,550 BOE/D on a 42/64’ restricted choke during the drill out of the plugs.  The initial production rate consisted of approximately 1,382 barrels of oil and 1,010 MCF of natural gas.  The well is a Bakken formation target and the Company has an approximate 4.7% WI and 3.7% NRI in this well.

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The Martinez 36-25 #1 TFH well was completed in February of 2013.  On February 19, 2013 the well had an early 24-hour flow back rate of 1,207 BOE/D on a 38/64’ restricted choke during the drill out of the plugs.  The initial production rate consisted of approximately 1,056 barrels of oil and 909 MCF of natural gas.  This well is the first Three Forks formation target drilled by Zavanna.  The Company has an approximate 8.5% WI and 6.6% NRI in this well.

Press Release
March 18, 2013

Williston Basin Wells in Progress:

Well Name	Operator	Formation	Working Interest	Net Revenue Interest	Status
Mongoose 1-8-5H	Emerald Oil Inc.	Bakken	0.29%	0.23%	Drilled - completion pending
Rogers 1-12 #1TFH	Zavanna LLC	Three Forks	9.36%	7.30%	Drilled - completion pending
State 36-1 #4TFH	Brigham Oil & Gas, L.P.	Three Forks	3.64%	2.88%	Drilled - completion pending
Dobias 152-103-32-29-1H	Liberty Resources LLC	Bakken	1.91%	1.49%	Drilled - completion pending
Van Hook 19-2523H	EOG Resources Inc.	Bakken	0.36%	0.27%	Drilled - completion pending
Hovde 33-4 2TFH	Brigham Oil & Gas, L.P.	Three Forks	2.47%	1.95%	Drilled - completion pending
Van Hook 126-2523H	EOG Resources Inc.	Bakken	0.36%	0.27%	Drilled - completion pending
Pirate 1-2-1 1H	Emerald Oil Inc.	Bakken	3.67%	2.75%	Drilled - completion pending
Dobias 152-103-32-29-11 TFH	Liberty Resources LLC	Three Forks	1.91%	1.49%	Drilling
Caper 1-15-22H	Emerald Oil Inc.	Bakken	5.11%	3.99%	Drilling
Young 31-30 #1H	Zavanna LLC	Bakken	2.69%	2.10%	Spud - April 2013

South Texas

Buda Formation Test Well

The Company and Crimson Exploration (operator) have continued to monitor the Buda formation drilling that is occurring immediately to the east and south of our Booth/Tortuga Prospect.  Texas Railroad Commission data suggest that favorable drilling results have occurred in wells immediately adjacent to our holdings.  These wells are being drilled at a depth of approximately 7, 000’ with a 3,000’ to 4,000’ lateral and being completed without fracture stimulation.  The economics of the nearby Buda wells appear to be very attractive.  Therefore, Crimson has proposed to drill our first Buda test well in April 2013.  The Company plans to participate in the Beeler #2H well and looks forward to announcing the results post completion.  The Company has an approximate 30% WI and 24.17% NRI in this well.

East Texas

The Fender #1 Wilcox test well operated by Mueller Exploration, Inc. is also scheduled to spud in April, 2013.  The well will be drilled to a depth of 1,600’ and is targeting the oil bearing zone of the Wilcox sand.  The Company has an approximate 19.88% WI and 15.40% NRI in this well.

CEO Statement

“Over the course of the last year we have maintained the company’s stabilized production of over 1,200 net barrels of oil equivalent per day.  During this time we sold undeveloped acreage in order to maintain a conservative debt ratio and strong balance sheet.  At the same time, we have sought out and purchased accretive production and reserves at a lower replacement cost than the reserves we sold.  This strategy will allow us to continue to fund our active programs for the balance of 2013 as well as look for additional growth opportunities on a selective basis,” said Keith Larsen, CEO of U.S. Energy Corp.  “Additionally, with the filing of the Mine Plan of Operations with the U.S. Forest Service we are continuing to work through the process with the ultimate goal of a completeness determination and acceptance of the MPO document in anticipation of achieving a major milestone in entering the NEPA process at our Mount Emmons Project,” he added.  “We also eagerly look forward to drilling our first Buda formation well in the near term,” he concluded.

Press Release
March 18, 2013

Financial Highlights

The following table sets forth selected financial information for the years ended December 31, 2012 and 2011.  This information is derived from the audited financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2012, and should be read in conjunction with the Annual Report and the financial statements contained therein, including the notes to the financial statements.

U.S. ENERGY CORP.
CORPORATE PRESENTATIONS
(Unaudited)
(Amounts in thousands, except per share amounts)

	December 31,	December 31,
	2012	2011
Balance Sheet:
Cash and cash equivalents	$2,825	$12,874
Current assets	$26,015	$41,604
Current liabilities	$13,253	$20,937
Working capital	$12,762	$20,667
Total assets	$140,827	$162,439
Long-term obligations	$11,457	$13,532
Shareholders' equity	$116,117	$126,781

Shares Outstanding	27,652,602	27,409,908

	For the years ended December 31,
	2012	2011
Income Statement:
Operating revenues	$32,534	$30,958
Loss from continuing operations	$(10,344)	$(5,216)
Other income & expenses	$849	$(717)
Benefit from income taxes	$44	$3,755
Discontinued operations, net of taxes	$(1,794)	$(2,629)
Net loss	$(11,245)	$(4,807)
Net loss per share
Basic and diluted	$(0.41)	$(0.18)
Diluted	$(0.41)	$(0.18)
Weighted average shares outstanding
Basic and diluted	27,466,549	27,238,869
Diluted	27,466,549	27,238,869

Press Release
March 18, 2013

Non-GAAP Financial Measures

EBITDAX

In addition to reporting net income (loss) as defined under GAAP, in this release we also present net earnings before interest, income taxes, depreciation, depletion, and amortization, accretion of discount on asset retirement obligations, non-cash impairments, unrealized derivative gains and losses and non-cash stock compensation expense ("EBITDAX"), which is a non-GAAP performance measure.  EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally one-time or whose timing and/or amount cannot be reasonably estimated.  EBITDAX is a non-GAAP measure that is presented because the Company believes that it provides useful additional information to investors, as a performance measure.  EBITDAX does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), or as a measure of liquidity, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.  We also believe that EBITDAX is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries.  Our management uses EBITDAX to manage our business, including preparation of our annual operating budget and financial projections.  Our management does not view EBITDAX in isolation and also uses other measurements, such as net income (loss) and revenues, to measure operating performance.  The following table provides a reconciliation of net income (loss) to EBITDAX for the periods presented:

	For the years ended December 31,
	2012	2011
Net (loss) income	$(11,245)	$(4,807)
Impairment of oil and natural gas properties	5,189	--
Impairment of corporate aircraft and facilities	2,299	--
Impairment of Remington Village, net of tax	1,891	3,063
Accretion of asset retirement obligation	34	23
Stock-based compensation expense	507	1,611
Unrealized (gain) loss on commodity derivatives	(1,070)	(1,126)
Income Taxes	(44)	(3,755)
Interest Expense	203	326
Depreciation, depletion and amortization	15,457	14,593
EBITDAX (Non-GAAP) (1)	$13,221	$9,928

PV10

PV10 is widely used in the oil and gas industry and is considered by institutional investors and professional analysts when comparing companies.  However, PV10 data is not an alternative to the standardized measure of discounted future net cash flows, which is calculated under GAAP and includes the effects of income taxes.  The difference between the Company’s PV10 of $76.5 million and its standardized measure value of $70.1 million as of December 31, 2012 is the effect of estimated income taxes.

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Press Release
March 18, 2013

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

To view the Company's Financial Statements and Management's Discussion and Analysis, please see the Company's year-end 2012 10-K which is available at www.sec.gov and www.usnrg.com.

Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy’s expected future production and capital expenditures and projects, its drilling and fracing of wells with industry partners and potential additional drilling opportunities, its ownership interests in those wells, the oil and natural gas targets or goals for the wells, future capital expenditures (including the availability of funds to make such expenditures) and projects, future expenses, production, costs and sale transactions, and activities relating to the Mount Emmons project.  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance.  Future transactions may not close on the terms we anticipate or at all. Results from exploration and development activities conducted on properties near properties in which the Company has an interest, may not be indicative of the results the Company will generate from its properties or the value of those properties.  The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected expenses or decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2012) all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com